                                                                    Exhibit 10.p

                                MASCO CORPORATION
                               RETIREMENT BENEFIT
                                RESTORATION PLAN

                            EFFECTIVE JANUARY 1, 1995
                          (as amended October 1, 2004)

                                TABLE OF CONTENTS

SECTION 1 - ADOPTION OF PLAN...............................................    1
1.1   Adoption.............................................................    1
1.2   Purpose..............................................................    1
1.3   Construction.........................................................    1

SECTION 2 - COVERAGE.......................................................    2
2.1   Covered Employees....................................................    2
2.2   Commencement and Cessation of Coverage...............................    2

SECTION 3 - BENEFITS.......................................................    3
3.1   Amount...............................................................    3
3.2   Timing and Form of Payments..........................................    4
3.3   Forfeitability.......................................................    4
3.4   No Payment During Employment.........................................    4

SECTION 4 - COST OF BENEFITS...............................................    5
4.1   Current Expense......................................................    5
4.2   Option to Fund Informally............................................    5
4.3   Physical Examinations................................................    5
4.4   No Employee Contributions or Loans...................................    5

SECTION 5 - ADMINISTRATION.................................................    6
5.1   Plan Administrator and Named Fiduciary...............................    6
5.2   Claims Procedure.....................................................    6
5.3   Arbitration..........................................................    7

SECTION 6 - LIMITATION OF COVERED EMPLOYEE'S RIGHTS........................    8
6.1   No Contract of Employment............................................    8
6.2   Unsecured Creditor...................................................    8
6.3   No Trust.............................................................    8

SECTION 7 - AMENDMENT OR TERMINATION.......................................    9
7.1   Right to Amend or Terminate Plan.....................................    9
7.2   Limitations..........................................................    9
7.3   Payment of Benefits Upon Termination.................................    9

SECTION 8 - MISCELLANEOUS PROVISIONS.......................................   10
8.1   Independence of Benefits.............................................   10
8.2   Nonalienation of Benefits............................................   10
8.3   Payments for the Benefit of Employee.................................   10
8.4   Use of Words.........................................................   10
8.5   Headings.............................................................   10

8.6   Savings Clause.......................................................   10

SECTION 9 - DEFINITIONS....................................................   11

SECTION 10 - EXECUTION.....................................................   12

                          MASCO CORPORATION RETIREMENT
                            BENEFIT RESTORATION PLAN

                                    SECTION 1
                                ADOPTION OF PLAN

          1.1 Adoption. Masco Corporation (Masco) hereby adopts the Masco Corporation Retirement Benefit Restoration Plan (Plan), effective January 1, 1995 (Effective Date.

          1.2 Purpose. The sole purpose of the Plan is to provide benefits to a select group of management or highly compensated employees that would be provided to such employees who terminate employment or retire after the Effective Date under certain retirement plans of Masco Corporation and its subsidiaries, which plans are set forth in Appendix "A" hereto and are qualified plans under Section 401(a) of the Internal Revenue Code of 1986, as amended
(Code) (the "Qualified Plans"), but for the benefit limitations of the Code, in order to encourage the continued employment and diligent service of such employees with Masco following the Effective Date. Accordingly (by way of example and not limitation), in no event shall the provisions of the Plan be construed to benefit any employee whose termination of employment occurred prior to the Effective Date.

          1.3 Construction. The Plan shall be construed in accordance with Michigan law, except where preempted by federal law. It is intended that the Plan shall be unfunded and maintained by Masco primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, so that the Plan is exempt from the requirements of Parts 2, 3 and 4 of the Employee Retirement Income Security Act of 1974, as amended (ERISA). All provisions of the Plan shall be interpreted in accordance with such intentions.

                                    SECTION 2
                                    COVERAGE

          2.1 Covered Employees. The coverage of the Plan shall be limited to highly-compensated or management employees of Masco and of those subsidiaries of Masco the Qualified Plans of which are listed in Appendix "A", who (a) receive from Masco or the subsidiary of Masco which is the employer of such person compensation otherwise eligible for coverage under the terms of such Qualified Plan for any calendar year which compensation exceeds $150,000 or such other adjusted limit as provided by Section 401(a)(17) of the Code, or (b) whose benefits or contributions under the Qualified Plans are reduced due to the application of Section 415 of the Code.

          2.2 Commencement and Cessation of Coverage. An employee shall be covered under the Plan commencing on the later of (a) the Effective Date or (b) the earlier of the date that his plan-eligible compensation described in Section
2.1 first exceeds the annual limitation amount described in Section 2.1 or the date his benefits or contributions under the Qualified Plans are first reduced by the application of Code Section 415. An employee shall cease to be covered by the Plan on his date of termination of employment from Masco and its subsidiaries. If prior to such termination an employee ceases to qualify for coverage under the Plan due to some other event (by way of examples and not as limitation, a decrease in Plan-eligible compensation or the commencement of employment with a Masco subsidiary which has no Qualified Plan or has discontinued its Qualified Plan), his coverage under the Plan shall cease as of the time such disqualifying event occurs and only the benefits accrued hereunder up to such time shall be payable from this Plan.

                                    SECTION 3
                                    BENEFITS

          3.1 Amount. Subject to Section 3.3 hereof, a covered employee shall be entitled to either or both, as applicable, the supplemental retirement benefits described below:

               (a) An annual amount equal to the benefit which would have been payable to the employee under any defined benefit (pension) Qualified Plan in which he is a participant ("Qualified Pension Plan") but for any benefit limitations imposed by the Code on the computation of such benefit, reduced (but not below zero) by

               (b) any benefits which the employee is eligible to receive, prior to the giving effect to any qualified domestic relations order, under any such Qualified Pension Plan,

each benefit being expressed for this purpose in the normal form of payment under said Qualified Pension Plan, plus

               (c) A single lump sum payment equal to the sum of amounts which would have been contributed to the account of the employee as a company contribution with respect to periods after December 31, 1993 under any defined contribution (profit sharing) Qualified Plan in which he is a participant (but in no case including any amounts, however characterized, which the employee or the company may have contributed to any such plan pursuant to the provisions of Section 401(k) or 401(m) of the Code) ("Qualified Profit Sharing Plan") but for any benefit limitations imposed by the Code on the contribution amount, plus

               (d) investment adjustments applied to the contribution amounts of
          Section 3.1(c) which adjustments shall be applied to such accounts (i) utilizing the same provisions for calculating the effect of investment earnings (or losses) as prevail under the terms of any such Qualified Profit Sharing Plan and (ii) utilizing the amount of investment earnings (or loss) as is experienced in a given year in the Masco Master Profit Sharing Trust or other investment vehicle in which the assets of any such Qualified Profit Sharing Plan are invested (and in no case applying any adjustments for forfeitures of any kind) reduced (but not below zero) by

               (e) the covered employee's account balance attributable to company profit sharing contributions made with respect to periods after December 31, 1993 which the employee is eligible to receive, prior to the giving effect to any qualified domestic relations order, under any such Qualified Profit Sharing Plan, provided, however, that any lump sum payment made pursuant to this Plan shall have no adjustment the purpose of which is to make such payment equivalent after the effect of any taxes which may have to be paid by the employee because such lump sum payments from this Plan are taxable when received as ordinary income and may not be eligible for rollover or other tax-advantaged treatment under the Code.

          3.2 Timing and Form of Payments. (a) Retirement benefit payments hereunder which are supplemental to a Qualified Pension Plan shall be made at the same time as benefit payments are made from the Qualified Pension Plan and shall be payable (i) for an employee who is unmarried at the time payments commence, in the form of a single life annuity, or (ii) for any employee who is married when payments commence, in the form of a 50% joint and survivor annuity with the employee's spouse, unless, in either case, the employee validly elects another form of payment for benefits under the Qualified Pension Plan, in which case the supplemental retirement benefit hereunder shall be paid in the same form as benefits are paid under the Qualified Pension Plan, computed using the same formulas and actuarial factors as set forth for the determination of optional forms of benefits under such plan; for purpose of this Section 3.2(a), an employee's marital status and spouse shall be determined in accordance with the Qualified Pension Plan.

          (b) Retirement benefit payments hereunder which are supplemental to a Qualified Profit Sharing Plan shall be payable in a lump sum and shall be made at the time and to the same person as the lump sum payment is made for the Qualified Profit Sharing Plan.

          3.3 Forfeitability. Payment of benefits under the Plan shall be conditioned upon receipt of benefit payments from the respective Qualified Plans and shall be vested in the same manner and to the same extent as benefits under such Qualified Plans.

          3.4 No Payment During Employment. Notwithstanding the foregoing, no periodic payments computed under paragraphs (a) and (b) of Section 3.1 of this Plan shall be made during such time as any person both receives payments from any Qualified Plan and is employed by Masco or any affiliated company, and no lump sum payment computed under paragraphs (c), (d) and (e) of Section 3.1 of this Plan shall be made until after the covered employee's termination of employment.

                                    SECTION 4
                                COST OF BENEFITS

          4.1 Current Expense. The entire cost of providing benefits under the Plan, including the costs of the Plan Administrator, shall be paid by Masco out of its current operating budget, and Masco's obligations under the Plan shall be an unfunded and unsecured promise to pay. Masco shall not be obligated under any circumstances to separately fund its obligations under the Plan.

          4.2 Option to Fund Informally. Notwithstanding Section 4.1, Masco may, at its sole option, or by agreement, informally fund its obligations under the Plan in whole or in part, provided, however, in no event shall such informal funding be construed to create any trust fund, escrow account or other security for an employee with respect to the payment of benefits under the Plan, other than as permitted under Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans. Furthermore, if Masco decides to informally fund the Plan, in whole or in part, by procuring, as owner, life insurance for its own benefit on the lives of employees, the form of such insurance and the amounts thereof shall be the sole decision of Masco, and in no event shall an employee have any incidents of ownership in any such policies of insurance.

          4.3 Physical Examinations. If a physical examination is required for Masco to obtain insurance for covered employees under Section 4.2, each employee agrees to undergo such physical examinations as may be required by the insurance carrier. Such physical examinations shall be conducted by a physician approved by Masco, at the expense of Masco.

          4.4 No Employee Contributions or Loans. No loans or hardship distributions or contributions by employees are permitted or required under the Plan.

                                    SECTION 5
                                 ADMINISTRATION

          5.1 Plan Administrator and Named Fiduciary. The Plan Administrator and Named Fiduciary of the Plan for purposes of ERISA shall be Masco Corporation whose business address is 21001 Van Born Road, Taylor, MI 48180, and whose telephone number is (313) 274-7400. Masco shall have the right to change the Plan Administrator and Named Fiduciary of the Plan at any time, and to change the address and telephone number of the same. Masco shall give each covered employee written notice of any such change in the Plan Administrator and Named Fiduciary, or in the address or telephone number of the same.

          5.2 Claims Procedure. The Plan Administrator has the power to interpret all provisions of the Plan and make final determinations concerning the meaning of the Plan and the right of any person to benefits under the Plan.

          Each covered employee, or other person claiming through the employee, must file a written claim for benefits with the Plan Administrator as a prerequisite to the payment of benefits under the Plan. Any denial by the Plan Administrator of a claim for benefits under the Plan by an employee or other person (collectively referred to as "claimant") shall be stated in writing by the Plan Administrator and delivered or mailed to the claimant within 90 days after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall such extension exceed a period of 90 days from the end of the initial period.

          Any notice of denial shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the claimant to perfect his claim, with an explanation of why such material or information is necessary, and any explanation of claim review procedures under the Plan, written to the best of the Plan Administrator's ability in a manner that may be understood without legal or actuarial counsel.

          A claimant whose claim for benefits has been wholly or partially denied by the Plan Administrator may request, within 90 days following the date of such denial, in a writing addressed to the Plan Administrator, a review of such denial. The claimant shall be entitled to submit such issues or comments in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include a request for a hearing in person before the Plan Administrator. Prior to submitting his request, the claimant shall be entitled to review such documents as the Plan Administrator shall agree are pertinent to his claim. The claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the claimant.

          All requests for review shall be promptly resolved. The Plan Administrator's decision with respect to any such review shall be set forth in writing and shall be mailed to the claimant not later than 60 days following receipt by the Plan Administrator of the claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Plan Administrator's decision shall be so mailed not later than 120 days after receipt of such request.

          5.3 Arbitration. Exhaustion of the claim and claim review procedures of Section 5.2 is prerequisite to any further consideration of a claim. In the event that any claim remains fully or partially unresolved after exhaustion of the claim and claim review procedures of Section 5.2, any remaining dispute shall, within 30 days of the date of the Plan Administrator's final decision on review, be submitted to arbitration, which shall be the sole and exclusive remedy. The arbitration decision shall be final and binding on the Plan, Masco, the claimant, and any other party involved. All claims shall be arbitrated in Taylor, Michigan. The arbitrator shall be chosen in accordance with the Voluntary Labor Arbitration Rules of the American Arbitration Association then in effect, and the expense of the arbitration shall be shared equally by Masco and the claimant. Any claim shall be deemed waived unless presented within the time limits specified in Section 5.2 and this Section 5.3. The arbitrator shall not have jurisdiction or authority to change, add to or subtract from any of the provisions of the Plan. The arbitrator's sole authority shall be to interpret or apply the provisions of the Plan. Because arbitration is the exclusive remedy with respect to any claim hereunder, neither Masco, the claimant nor any other party has the right to resort to any federal, state or local court or administrative agency concerning any claim, and the decision of the arbitrator shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative agency with respect to any dispute which is arbitrable as herein set forth. The arbitration provisions hereof shall, with respect to any claim, survive the termination of the Plan.

                                    SECTION 6
                     LIMITATION OF COVERED EMPLOYEE'S RIGHTS

          6.1 No Contract of Employment. The Plan shall not be deemed to create a contract of employment between Masco or any Masco subsidiary and any covered employee and shall create no right in any covered employee to continue in the employ of Masco or any of its subsidiaries for any specific period of time, or to create any other rights in any covered employee or obligations on the part of Masco, except as are set forth explicitly herein or in a written employment contract. In consideration of his coverage hereunder each covered employee shall be deemed to have agreed that Masco has the right to terminate him at any time, with or without cause, and nothing in the Plan shall restrict the right of any covered employee to terminate his employment.

          6.2 Unsecured Creditor. The rights of any employee or any person claiming through the employee under the Plan shall be solely those of an unsecured general creditor of Masco. Any employee, or any person claiming through the employee, shall only have the right to receive from Masco those payments as specified herein. Each covered employee agrees that he or any person claiming through him shall have no rights or interests in any asset of Masco, including any insurance policies or contracts which Masco may possess to informally fund the Plan.

          6.3 No Trust. No asset used or acquired by Masco in connection with the liabilities it has assumed under the Plan shall be deemed to be held under any trust for the benefit of any employee, nor shall any such asset be considered security for the performance of the obligations of Masco, but shall be, and remain, a general unpledged and unrestricted asset of Masco, except as may be provided by separate agreement and as permitted under Internal Revenue Service and Department of Labor rules and regulations for unfunded supplemental retirement plans.

                                    SECTION 7
                            AMENDMENT OR TERMINATION

          7.1 Right to Amend or Terminate Plan. Masco reserves the right to amend the Plan in any manner deemed appropriate by Masco's Board of Directors, and Masco reserves the right to terminate the Plan for any reason and at any time in whole or part by action of the Board of Directors.

          7.2 Limitations. Notwithstanding Section 7.1, no such amendment or termination shall reduce or otherwise affect the benefits payable to or on behalf of any covered employee that have accrued prior to such amendment or termination without the written consent of the employee (or beneficiary, if applicable). In addition, the complete or partial termination of this Plan, should it occur or be deemed by facts and circumstances to have occurred, shall have the same effect on the vesting of benefits accrued to date under this Plan as in the case of a complete or partial termination of a Qualified Plan.

          7.3 Payment of Benefits Upon Termination. Upon termination or partial termination of the Plan Masco may elect the method by which benefits accrued through the date of such termination or partial termination shall be provided. Such election may include the payment of the present value of all such accrued benefits directly to covered employees (or beneficiaries, if applicable) or any other method of payment or funding which Masco may, in its sole discretion, determine.

                                    SECTION 8
                            MISCELLANEOUS PROVISIONS

          8.1 Independence of Benefits. Except as otherwise provided herein or pursuant to the terms of any separate agreement with an employee, the benefits payable under the Plan shall be independent of, and in addition to, any other benefits or compensation, whether by salary, or bonus or otherwise, payable under any employment agreements that now exist or may hereafter exist from time to time between Masco and any employee. The Plan does not involve a reduction in salary or foregoing of an increase in future salary by any employee, nor does the Plan in any way affect or reduce the existing and future compensation and other benefits of any employee.

          8.2 Nonalienation of Benefits. Except insofar as this provision may be contrary to applicable law (such as an order of divorce or separation), no sale, transfer, alienation, assignment, pledge, collateralization, or attachment of any benefits under the Plan shall be valid or recognized by Masco.

          8.3 Payments for the Benefit of Employee. In the event that Masco shall find that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, is otherwise mentally or physically incompetent, or is unable to give a valid receipt, Masco may cause the payments becoming due to such person to be paid to another individual for such person's benefit, without responsibility on the part of Masco to follow application of such payment. Any such payment shall be a payment on account of such person and shall operate as a complete discharge of Masco from all liability under the Plan.

          8.4 Use of Words. Wherever any words are used in the Plan in the masculine gender, they shall be construed as though they also were used in the feminine gender in all cases where they would so apply, and wherever any words are used in the Plan in the singular forms they shall be construed as though they also were used in the plural form in all cases where they would so apply, and vice versa.

          8.5 Headings. Headings of Sections herein are inserted for convenience of reference. They constitute no part of the Plan and are not to be considered in the construction of the Plan.

          8.6 Savings Clause. If any provisions of the Plan shall be for any reason invalid or unenforceable, the remaining provisions nevertheless shall be carried into effect.

                                    SECTION 9
                                   DEFINITIONS

          Terms capitalized in the text of this Plan shall have the meanings referred to below, unless the context requires otherwise. Terms not defined herein shall be construed in reference to the same or similar terms as used in the applicable Qualified Plan.

               9.1  Code. See Section 1.2.

               9.2  Effective Date. See Section 1.1.

               9.3  ERISA. See Section 1.3.

               9.4  Plan. See Section 1.1.

               9.5  Masco. See Section 1.1.

                                   SECTION 10
                                    EXECUTION

          IN WITNESS WHEREOF, Masco Corporation has caused the Plan to be executed on March 30, 1995.

                                        Masco Corporation


                                        By: /s/ Richard A. Manoogian
                                            ------------------------------------
                                        Its: Chairman

                                   APPENDIX A

                              RETIREMENT PLANS LIST
                                MASCO CORPORATION

DEFINED BENEFIT PLANS            DEFINED CONTRIBUTION PLANS
---------------------            --------------------------
Masco Corporation Pension Plan   Masco Building Products Corporation
                                 Salaried Retirement Plan

Arrow Fastener Co., Inc.         Masco Corporation Future Service Profit
Employees' Pension Trust         Sharing Plan

                                 Masco Corporation Master Defined
                                 Contribution Plan

                       AMENDMENT TO THE MASCO CORPORATION
                       RETIREMENT BENEFIT RESTORATION PLAN

Pursuant to the power to amend reserved in Section 7.1 of the Masco Corporation Retirement Benefit Restoration Plan (the "Plan"), the Plan is hereby amended effective July 1, 1999 by restating subparagraphs 3.1(c), (d) and (e) as follows:

     (c) A single lump sum payment equal to the total of company contributions which would have been made with respect to periods after December 31, 1993 but for limitations from time to time imposed by the Code, to the account of the employee under any defined contribution (profit sharing) Qualified Plan in which he is a participant ("Qualified Profit Sharing Plan") (but in no case including any amounts, however characterized, which the employee or the company may have contributed to any such plan pursuant to the provisions of Code Sections 401(k) or 401(m)), plus

     (d) investment adjustments applied to such lump sum payment calculated as if such excess contribution amounts had earnings (or losses) following the date when deemed contributed equal to the average of the investment earnings (or losses) actually experienced for such period in the five Fidelity Freedom Funds offered as investment choices in the Masco Corporation Future Service Profit Sharing Plan, or in such other index fund or funds as Masco may determine from time to time (and in no case applying any adjustments for forfeitures of any kind),

     (e) DELETE

IN WITNESS WHEREOF Masco Corporation has caused this Amendment to be executed on this 3rd day of August, 1999.

                                        MASCO CORPORATION


                                        By: /s/ Eugene A. Gargaro, Jr.
                                            ------------------------------------
                                        Its: Vice President and Secretary

Witness:

Stephen T. Bemis